PROSPECTUS

                                 TECHLITE, INC.

                         195,556 Shares of Common Stock
                To be Distributed to SuperCorp, Inc. Stockholders





The Offering:  A "spinoff" distribution          SuperCorp  organized us for the
to the stockholders of SuperCorp, Inc.           purpose  of   merging  TechLite
Value: $0.001 a share when spunoff and           Applied   Sciences,   Inc.  of
prior to any merger with TechLite                Tulsa,  Oklahoma  into  us. Our
Applied Sciences, Inc.                           merger  with it depends  upon a
                                                 majority    vote     by     its
                                                 stockholders.  Such  vote  will
                                                 be  taken  after  the  spinoff
                                                 distribution of  these  195,556
                                                 shares.  The  outcome  of   the
                                                 vote is uncertain.



                               -------------------

Our common stock does not trade on any national securities exchange, the Nasdaq Stock Market, or any stock market.

                               -------------------

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                           PROSPECTUS SUPPLEMENT NO. 1

The proposed merger described herein, between the Company and TechLite Applied Sciences, Inc., was approved by a vote of the shareholders of both companies and became effective on October 21, 1999.

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You  should  purchase  shares in the             Neither   the   Securities  and
trading  market  only if you can                 Exchange  Commission   nor  any
afford a complete loss. See "Risk                state   securities   commission
Factors" on page 1.                              has  approved   or  disapproved
                                                 these securities  or determined
                                                 if this Prospectus  is truthful
                                                 or complete. Any representation
                                                 to the contrary is  a  criminal
                                                 offense.




                                 TechLite, Inc.
                      4334 Northwest Expressway, Suite 202
                             Oklahoma City, OK 73116
                             Telephone 405-840-1585

                               September 13, 1999